SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2007

Covad Communications Group, Inc.
(Exact name of the Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32588	77-0461529
(Commission File Number)	(IRS Employer Identification No.)

110 Rio Robles San Jose, California	95134-1813

(Address of principal executive offices)	(Zip code)
(408) 952-6400

(The Registrant’s telephone number)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01: Other Events.
SIGNATURE

ITEM 8.01: Other Events.
     On or about June 30, 2006, Saturn Telecommunication Services (STS) filed a demand for arbitration against Covad Communications Company seeking damages for Covad’s alleged failure to provide certain wholesale services to it. On or about February 9, 2007, STS amended the demand to include additional allegations and requests for relief. On December 10, 2007, the arbitrator in this matter issued an award of approximately $7.3 million in STS’ favor. On December 12, 2007, STS filed a motion in the United States District Court, Southern District of Florida, to confirm the award. Covad intends to oppose the motion to confirm the award and is evaluating its legal options to challenge the arbitrator’s decision.
     Covad does not expect the arbitrator’s award to affect the status of the proposed acquisition of Covad by entities affiliated with Platinum Equity, LLC.
     Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
The foregoing contains “forward-looking statements” that are based on management’s current information and beliefs as well as on a number of assumptions concerning future events. Examples of forward-looking statements include the company’s ability to successfully contest the motion to confirm or successfully challenge the arbitrator’s decision, as well as any potential affect the award might have on the proposed acquisition of Covad by Platinum Equity. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Covad’s control that could cause actual results to differ materially from such statements. These risk factors include our ability to rapidly expand and deploy new services and improve and upgrade our existing network and services, the impact of increasing competition, pricing pressures, consolidation in the telecommunications industry, uncertainty in telecommunications regulations and changes in technologies, among other risks. For a more detailed description of the risk factors that could cause such a difference, please see Covad’s 10-K, 10-Q, 8-K and other filings with the Securities and Exchange Commission. Covad disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results of Covad.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 19, 2007

By:	/s/ Douglas Carlen
Douglas Carlen
Senior Vice President and General Counsel (Chief Legal Officer)